Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 21, 2018 relating to the financial statements of G1 Therapeutics, Inc., which appears in the Registration Statement on Form S-1 (No. 333-223445). We also consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-1 (No. 333-223445).

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

March 7, 2018